UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2026, SharonAI Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of 4,166,666 shares (the “Firm Shares”) of the Company’s Class A Ordinary Common Stock, par value $0.0001 (the “Common Stock”), at public offering price of $30.00 per share. Under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 45 days following the closing of the Offering, to purchase up to an additional 625,000 shares of Common Stock at the public offering price to cover over-allotments (the “Option Shares”), if any.

On February 19, 2026 the Company closed the Offering and issued the Firm Shares for aggregate net proceeds of approximately $118.91 million, after deducting underwriting discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds from the Offering to acquire additional GPU focused equipment and for working capital and other general corporate purposes.

The Firm Shares were offered, issued and sold to the public pursuant to a registration statement on Form S-1 (File No. 333-292398) filed with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on February 17, 2026, and the prospectus forming a part thereof.

Pursuant to the Underwriting Agreement, the Company agreed to a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions. In addition, each of the Company’s officers and directors agreed to a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Security Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing summary of each of the Underwriting Agreement and the form of lock-up agreement is qualified in its entirety by reference to the Underwriting Agreement and the form of lock-up agreement attached as Exhibit 1.1 hereto and 10.1, respectively, which are incorporated herein by reference.

Item 8.01	Other Events

On February 18, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated February 18, 2026 by and between SharonAI Holdings Inc. and Lucid Capital Markets LLC
10.1	Form of lock-up agreement, filed as Exhibit 10.45 to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2026 and incorporated by reference herein.
99.1	Press Release, dated February 18, 2026
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Financial Officer

Date: February 19, 2026

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